UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 www.sec.gov

     FORM 8-K CURRENT REPORT

Pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934

DATE OF THIS REPORT: MARCH 7, 2006

MoNTANA  aCQUISITION  cORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-46174	14-1824753
(State of Incorporation)	(Commission File Number)	(Federal Employer I.D. No.)

One East Main Street Suite 610 Rochester, New York 14614-1880 (Street Address of Principal Executive Office) Mailing Address: Post Office Box 202 Wyoming, New York 14591-0202

(585) 495-9923

(Registrant’s Telephone Number Including Area Code)

 E-Mail: montanainvestors@rochester.rr.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

The Registrant is submitting this Form 8-K filing to report current and extraordinary events in accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934 and to report non-public information required to be disclosed by Regulation FD.

APPLICABLE DISCLOSURES AND DISCLAIMERS.

     This is a current report filed by Montana Acquisition Corporation, a United States corporation organized under the laws of the State of Delaware (the "Registrant") with the U. S. Securities and Exchange Commission (the "Commission") on Form 8-K (this "Report"). The Registrant has stated all of the material facts necessary for the Commission and the public to make an informed decision pertinent to the matters subject and to the disclosures herein made.

     COMPLIANCE WITH THE COMMISSION'S RULES GOVERNING THE USE OF FORM 8-K REPORTS BY

SHELL COMPANIES.

     The Registrant's senior executive officer and sole director has been informed of the Commission's releases that are applicable to the use of reports on Form 8-K by "shell" companies. In pursuance of the "spirit" of the objectives the Commission has suggested by Release No. 33-8400, Release No. 33-8407, Release No. 33-49424, and Release No. 33-49566, the Registrant is providing full and complete disclosure to each item for which the Registrant is providing a response in this Report. All of the responses in this Report will be made in reliance of the information required to be furnished by a "small business issuer" pursuant to Regulation S-B.

NOTICE OF EVENTS TO BE REPORTED AND TIME FOR FILING OF REPORT.

This Report contains current information on the Registrant as of the date hereof.

     The Registrant considers the information in this Report to be "filed" under the Securities Exchange Act of 1934.

NOTICE OF APPLICATION OF GENERAL RULES AND REGULATIONS.

     Where permitted or as may be applicable, the Registrant has elected to report the information contained in this filing using the alternate options available to "small business issuers" under the rules and regulations stated in Regulation S-B. The Registrant is not the issuer of "asset-backed" securities, and is not subject to the rules and regulation promulgated by Regulation AB.

FURTHER UNDERTAKINGS.

     The Registrant, for the events that occurred during the period described herein, further agrees (a) to timely file an amendment or amendments that reflect a change or changes in the facts or events that, individually or collectively, represent a fundamental change in the information contained in this Report and on Form 8-K for each period in question, and (b) to include any other information that may be pertinent to the events described in this Report and obtained by the Registrant on a date beyond the date of this Report.

AVAILABLE INFORMATION.

     The Registrant is subject to the reporting requirements of section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is obligated to file annual reports, proxy statements, and other information with the Commission, and is obligated to deliver copies of certain reports and filings by mail to its shareholders and to certain other parties, as required by Federal securities laws. Such reports, proxy statements, and other filings may be inspected (at no charge) and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington,

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D.C. 20549. Copies of said materials may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or from the Commission's Web site, the address of which is www.sec.gov .

     The specific information contained in this Report has been accumulated, compiled, and presented in accordance with the requirements set forth in 17 CFR 243.100 and 17 CFR 243.101.

     The Registrant shall permit its shareholders to ask questions of and receive answers from the Registrant concerning any aspect of the information contained in this Report, and, if necessary, to obtain additional information, to the extent the Registrant possesses such information or to the extent the Registrant can acquire such information without unreasonable effort or unreasonable expense, in order to verify the accuracy of the information contained in this Report to any of its shareholders. The Registrant encourages its shareholders to contact it; if electronically, to montanainvestors@rochester.rr.com, or, if by mail, to its mailing address, which is Post Office Box 202, Wyoming, New York 14591-0202, or to the address of its principal executive office. (The Registrant cannot assure the Commission or the public that its principal executive office address, its mailing address, or its e-mail address will remain operative on any date beyond the date of this Report, and is subject to change without notice.)

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SECTION 8 - OTHER EVENTS.

Item 8.01. Other Events.

     The Registrant is not seeking to apply "statutory safe harbor" provisions for the information provided in item eighth of this Report.

     The information that is being disclosed by the Registrant in item eight of this Report complies with the information required to be furnished to the Commission under Item 102 of Regulation S-B (17 CFR 228.102) .

     On or about March 6, 2006, the Registrant changed the address of its principal executive office to One East Main Street, Suite 610, Rochester, New York, 14614-1880; to that extent, the Registrant is furnishing the Commission and the public with the following information.

DESCRIPTION OF PROPERTY.

a.	To become effective as of the date of this Report, the Registrant's principal executive office will be located in Suite 610 at One East Main Street, Rochester, New York.

The Registrant's former principal executive address was located at 217 Sand Dollar Road, Indialantic, Florida.

The Registrant does not own, and has no ownership or shared ownership interest in, the real property where its principal executive office is located.

The Registrant has been authorized by the lessee of the premises, Stephen D. Rogoff, Esq., on a limited basis, to use the facilities for a period not to exceed 60 days, unless the Registrant receives written authorization from Mr. Rogoff to extend said period of authorized use.

Mr. Rogoff has permitted the Issuer to use a portion of the premises thereof on a limited, informal, and month-to-month basis, without cost to the Registrant; provided, however, Randolph S. Hudson, the Registrant's sole officer and director, remains in that position with the Registrant.

     It is Mr. Hudson's intention to locate a suitable office at which to conduct the Registrant's business within 90 (ninety) days from the date of the filing of this Report, or otherwise to secure a suitable accommodation the Registrant may utilize as its principal executive office in order to pursue its plan of operation, as has been heretofore stated to the Commission in its prior filings therewith.

INVESTMENT POLICIES.

a.	The Registrant has not adopted any policies with regard to (a) investment in real estate or interest in real estate, (b) investments in real estate mortgages, and (c) securities of or interests in persons primarily engaged in real estate activities. As of the date of this Report, the Registrant owns no real property; the Registrant is not engaged in any business act or activity involving residential or commercial real property, and, with the single exception of the Registrant's informal use of Mr. Rogoff's office (as stated hereinabove), the registrant does not own or lease any real property.

DESCRIPTION OF REAL ESTATE AND OPERATING DATA.

a.	As of the date of this Report, the Registrant owns no real property; the Registrant is not engaged in any business act or activity that involves or is associated with the sale, lease, or development of residential or commercial real property, and, with the single exception of the Registrant's informal use of Mr. Rogoff's office (which is described herein), the Registrant does not own or lease and real property.

b.	The location of the Registrant's principal executive office is on the main street in the downtown area of Rochester, Monroe County, New York. The office building is located at the intersection of the two principal thoroughfares in Rochester; namely, Main Street and State Street (which becomes Exchange Place when it traverses beyond Main Street in a northerly direction). The principal use of the premises is that of office space and the principal tenants of the real property in which the premises are located are attorneys and small businesses. The premises are adequate for the present use by the Registrant.

c.	The Registrant has no title to the real property and, as such, owes no monies for mortgages or other liens or encumbrances thereupon. The use of the premises does not create a direct financial obligation or an obligation under an off-balance sheet obligation of the Registrant; and, the use of the premises will not trigger an event that accelerates or increases a direct financial obligation or an obligation under an off-balance sheet arrangement of the Registrant.

d.	The Registrant does not lease the real property from any person or entity; rather, the Registrant has been authorized to use the premises. The Registrant has been authorized by the lessee of the premises, Stephen D. Rogoff, Esq., on a limited basis, to use the facilities for a period not to exceed 90 days, unless the Registrant receives written authorization from Mr. Rogoff to extend said period of authorized use.

Mr. Rogoff has permitted the Issuer to use a portion thereof on a limited, informal, and month-to- month basis, without cost to the Registrant; provided, however, Randolph S. Hudson, the Registrant's sole officer and director, remains in that position with the Registrant. It is Mr. Hudson's intention to locate a suitable office at which to conduct the Registrant's business within 90 (ninety) days from the date of the filing of this Report, or otherwise to secure a suitable accommodation the Registrant may utilize as its principal executive office in order to pursue its plan of operation, as has been heretofore stated to the Commission in its prior filings therewith.

e.	The Registrant has no plans, and does not foresee any plans in the 90-day period following the date of this Report, to renovate, develop, or improve, the premises, which it is using under the terms disclosed herein. In any event, no funds of the registrant will be used to physically alter or improve said premises.

f.	The Rochester, New York commercial real estate market is such that no competitive conditions exist that would interfere with, limit, or restrict the Registrant's use of the premises under the Registrant's present arrangement with Mr. Rogoff. The Registrant's sole officer and director does not foresee any limitations or conditions that would prevent Mr. Rogoff from authorizing the Registrant to use the premises in the manner and for the term discussed hereinabove, and, the Registrant does not foresee any limitation or restriction imposed upon Mr. Rogoff by the landlord for his present use of the premises.

g.	It is the opinion of the Registrant's sole officer and director that the premises (and the overall real property of which the premises are comprised) are adequately covered by fire, casualty, loss of property, and general indemnity insurance.

h.	Because the Registrant does not own or lease the real property subject hereof, it is the determination of the Registrant's sole officer and director that the information required by Item 102(c)(7) of Regulation S-B (17 CFR 228.102(c)(7)) is not applicable to this Report.

CHANGE IN THE REGISTRANT'S CONTACT INFORMATION.

     The Commission and the public should be aware the Registrant's contact information has been changed and is reflected in the following information: to become effective on the date hereof, the Registrant's new area code and telephone number are 585-495-9923, which, as of the date hereof, also serves as the Registrant's telecopier number. The telephone and telecopier numbers the Registrant previously reported to the Commission and to the public prior to the date hereof are no longer valid.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: March 7, 2006

By Order of the Board of Directors:

Montana Acquisition Corporation,
a Delaware corporation (the "Registrant")

/s/  Randolph S. Hudson

Randolph S. Hudson
Chief Executive (Principal Executive) Officer
Chief Financial (Principal Financial) Officer

THIS REPORT DOES NOT REQUIRE CERTIFICATIONS BY THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER.